Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 (the "Registration Statement") of Minefinders Corporation Ltd. of our report dated February 23, 2006 relating to the consolidated financial statements of Minefinders Corporation Ltd., which appears in Minefinders Corporation Ltd.'s Annual Report on Form 40-F for the year ended December 31, 2005.

We also consent to the incorporation by reference in this Registration Statement on Form F-10 of Minefinders Corporation Ltd. of our report dated February 23, 2006 relating to the Supplementary Information on US Generally Accepted Accounting Principles as at December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, which appears in Minefinders Corporation Ltd.'s Form 6-K filed on November 14, 2006.

We further consent to the use of our name in the prospectus that is filed as a part of this Registration Statement under the headings "Experts" and "Documents filed as a part of the registration statement".

/s/ BDO Dunwoody LLP

Chartered Accountants
Vancouver, Canada

November 13, 2006